Exhibit 99.1

January 28, 2010

Dear Plan Participant:

As a participant in the Anworth Mortgage Dividend Reinvestment and Stock Purchase Plan (the “Plan”), I am writing to inform you of an upcoming change.  Effective with our next Optional Small Cash Purchase investment scheduled for February 26, 2010, the discount offered will be changed from 2% (two percent) to 1% (one percent) for all subsequent investments.  We will continue to offer a 5% (five percent) discount on dividend reinvestment.

If you have any questions, please contact our Director of Investor Relations, John Hillman, at (310) 255-4438, or via email at jhillman@anworth.com.  Thank you.

Sincerely,

Thad M. Brown
Chief Financial Officer

TMB:jh

1299 Ocean Avenue, Second Floor, Santa Monica, California 90401
(310) 255-4493  Fax (310) 434-0070